UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 20, 2016

TetraLogic Pharmaceuticals Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-36208	42-1604756
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

343 Phoenixville Pike
Malvern, PA 19355
(610) 889-9900

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive
Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.             Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 20, 2016, TetraLogic Pharmaceuticals Corporation (“TetraLogic”) received written notice (the “Notification Letter”) from the Listing Qualifications Department of The NASDAQ Stock Market LLC (“Nasdaq”) notifying TetraLogic that it is not in compliance with the minimum Market Value of Listed Securities (“MVLS”) requirements set forth in Nasdaq Listing Rule 5450(b)(2)(A) for continued listing on The Nasdaq Global Market. Nasdaq Listing Rule 5450(b)(2)(A) requires listed securities to maintain a minimum MVLS of $50 million, and Listing Rule 5810(c)(3)(C) provides that a failure to meet the minimum MVLS requirement exists if the deficiency continues for a period of thirty (30) consecutive business days. Based on MVLS of TetraLogic’s common stock for the thirty (30) consecutive business days prior to the date of the Notification Letter, TetraLogic no longer meets the minimum MVLS requirement.

The Notification Letter does not impact TetraLogic’s listing on The Nasdaq Global Market at this time. The Notification Letter states that TetraLogic has 180 calendar days, or until July 18, 2016, to regain compliance with Nasdaq Listing Rule 5450(b)(2)(A). To regain compliance, the MVLS of TetraLogic’s common stock must reach at least $50 million for a minimum of 10 consecutive business days.

TetraLogic is currently considering available options to resolve its compliance with the minimum MVLS requirement and to regain compliance with Nasdaq’s Listing Rules.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 25, 2016	TetraLogic Pharmaceuticals Corporation

	By:	/s/ Richard L. Sherman
Name: Richard L. Sherman
Title: Senior Vice President, Strategic Transactions, General Counsel and Secretary

3